Exhibit 99(h)


                              [ARIZONA STATE SEAL]

PLEASE MAIL REGISTRATION TO:
BETSEY BAYLESS
SECRETARY OF STATE
TRADE NAME DIVISION
1700 WEST WASHINGTON 7TH FLOOR
PHOENIX, ARIZONA 85007
602/542-6187
FILING FEE: $10.00

                   APPLICATION FOR REGISTRATION OF TRADE NAME
                            (A.R.S. SECTION 44-1460)

The Registration of Trade Names and Trademarks is not legally required in Arizona, but is an accepted business practice. This is a registration for an Arizona Trade Name only in accordance with A.R.S. Section 44-1460. This certificate does not in any way constitute the registration of an Internet Domain Name. Please note we do not register corporation names (e.g., ABC Inc.). PLEASE CLEARLY PRINT OR TYPE YOUR APPLICATION TO AVOID REGISTRATION ERRORS.

Name, title or designation to be registered: Freedom Flask
                                             -----------------------------------
Name of Applicant(s): Jonathan Firestein
                      ----------------------------------------------------------

YOUR   CERTIFICATE  AND  RENEWAL  NOTICES  ARE  DEPENDENT  ON  ACCURATE  ADDRESS
INFORMATION INCLUDING SUITE NUMBERS. REMEMBER TO UPDATE YOUR REGISTRATION IF YOU MOVE.

Business Address: 4745 N. 7th St. #234       Phoenix    Az      85014
                  --------------------------------------------------------------
                  Street or Box Number        City     State     Zip

Phone (Optional): 602 909 6190
                  ------------

APPLICANT MUST CHECK ONE. DO NOT SELECT "CORPORATION" OR "LLC" IF YOU ARE NOT CURRENTLY INCORPORATED, OR YOUR APPLICATION WILL BE RETURNED TO YOU.

[X] Person       [ ] Firm       [ ] Arizona Corporation       [ ] LLC
[ ] Foreign Corporation licensed to do business in Arizona    [ ] Partnership
[ ] Association  [ ] Society    [ ] Organization

The date in which the name, title or designation was first used by the applicant within this state. This date must be today's date or prior to today's
date: May         2         2002
      --------------------------
      Month      Day        Year

General nature of business conducted: Marketing and Sales of Consumer
                                       Merchandise
                                      ------------------------------------------

Jonathan Firestein                        /s/ Jonathan Firestein
--------------------------------------    --------------------------------------
Applicant's PRINTED Name                  Applicant's Signature

State of Arizona
         -----------------------------

County of Maricopa
          ----------------------------

Acknowledged before me on this 2nd day of May, 2002

                                          /s/ David B. Stocker
                                          --------------------------------------
                                          Notary Public
[NOTARY SEAL OF DAVID B. STOCKER]

         OFFICIAL SEAL
        DAVID B. STOCKER
Notary Public - State of Arizona
        MARICOPA COUNTY
 My Comm. Expires May 10, 2003